LICENSE AGREEMENT

BETWEEN

MEDISTEM LABORATORIES, INC.

AND

RIO VALLEY MEDICAL CLINIC

DATED JANUARY 2, 2007

i

TABLE OF CONTENTS

(continued)

ii

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”), dated as of January 2, 2007, is entered into by and between Medistem Laboratories, Inc., a corporation organized and existing under the laws of Nevada, having offices located at 2027 E. Cedar St. #102, Tempe, AZ  85281 (“Medistem”), and Rio Valley Medical Clinic, an entity controlled by Dr. Frank Morales, having offices located at Av. Bursatil #300 Ste 306, Tijuana BC Mexico (“Licensee”). All capitalized terms used in this Agreement have the meanings set forth in Section 1.

PRELIMINARY STATEMENTS

A.

Medistem owns the rights to the Intellectual Property in existence as of the Effective Date.

B.

Licensee has the personnel, facilities and expertise necessary for the development and commercialization of the Product in the Territory.

C.

Licensee wishes to perform all of the functions required to develop and commercialize the Product in the Territory, and Medistem wishes to license Licensee do so, upon the terms and subject to the conditions set forth in this Agreement.  In connection therewith, Licensee desires to obtain, and Medistem desires to grant to Licensee, a non-exclusive license for the Licensed Technology with respect to the commercialization of the Product in the Territory for applications in the Field, subject to Medistem’s right to manufacture and supply post-natal and adult stem cells for Licensee, all on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing Preliminary Statements and the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

1.

DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth in this Section 1 unless the context dictates otherwise:

1.1

“Additional Programs” shall have the meaning assigned to such term in Section 3.8.

1.2

“Affiliate,” with respect to any Party, shall mean any entity controlling, controlled by, or under common control with, such Party.  For these purposes, “control” shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of an entity. “Affiliate” shall include entities that are formed or come into existence after the date of this Agreement.

1.3

“Confidential Information” shall have the meaning assigned to such term in Section 8.4.

1.4

“Effective Date” shall mean the date of this Agreement.

1.5

“Field” shall mean the therapeutic treatment of various medical conditions in humans.

1.6

“IND” shall mean any filing made with the Regulatory Authority having jurisdiction in the Territory for initiating clinical trials with respect to the Product.

1.7

“Intellectual Property” shall mean any and all Patents and Know-how.

1.8

“Invention(s)” shall mean any new or useful process, manufacture, compound or composition of matter relating to the Product (including, without limitation, the formulation, delivery or use thereof), whether patentable or unpatentable, or any improvement thereof, that is conceived or first reduced to practice or demonstrated to have utility during the term of this Agreement.

1.9

“Know-how” shall mean any and all Inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies and know-how (including confidential data and Confidential Information) that is generated, owned or controlled by Medistem at any time before or during the term of this Agreement relating to, derived from or useful for the use or sale of the Product, including, without limitation, synthesis, preparation, recovery, and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data, medical uses, product forms, and product formulations and specifications.

1.10

“Licensed Claim” shall mean any claim of any Patent that relates to and is necessary for the use and sale of the Product, which claim has not been held invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not admitted to be invalid through disclaimer or otherwise not admitted by Medistem to be invalid.

1.11

“Licensed Technology” shall mean the Licensed Claims and Know-how, collectively.

1.12

“Licensee” shall mean Dr. Frank Morales and all Affiliates of Dr. Frank Morales that engage in stem-cell related activities in the Territory.

1.13

“Medistem” shall mean Medistem Laboratories, Inc. and/or its Affiliates.

1.14

“Net Revenues” shall mean shall mean cash receipts actually collected by Licensee during a given calendar month from Licensee’s activities in connection with the Program, after deducting discounts and refunds but before deducting any of Licensee’s costs or expenses incurred in connection with Licensee’s activities in connection with the Program.

1.15

 “Party” shall mean Medistem or Licensee and, when used in the plural, shall mean Medistem and Licensee.

1.16

“Patents” shall mean a provisional patent application and any other patents, patents pending or patent applications owned or controlled by Medistem during the term of this Agreement that relate to the Product, together with any patents that may issue therefor, including any and all extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions, reissues, supplementary protection certificates or foreign counterparts of any of the foregoing.

1.17

“Product” shall mean all infusion quality post-natal and adult stem cells suitable for use in the Field, the manufacture, use or sale of which either is: (i) based upon, derived from or related to any of the Know-how; and/or (ii) covered by one or more Licensed Claims and, but for this Agreement, would constitute an infringement (whether directly, contributorily or by inducement) thereof, and such other ancillary services related to the foregoing.

1.18

“Program” shall mean the activities that the Parties intend that Licensee will perform and engage in under this Agreement.

1.19

 “Regulatory Authority” shall mean the authority(ies) having jurisdiction in the Territory with responsibility for granting regulatory approval for the manufacturing and sale of the Product, and any successor(s) thereto.

1.20

“Territory” shall mean metropolitan areas in Mexico in which Licensee currently conducts stem cell activities; namely Tijuana, Mexico.

1.21

 “Third Party” shall mean any person who or which is neither a Party nor an Affiliate of a Party.

1.22

“Trademark” shall have the meaning assigned thereto in Section 4.4.

1.23

“Warrant” shall have the meaning assigned thereto in Section 3.8.

2.

REPRESENTATIONS AND WARRANTIES.

2.1

Representations and Warranties of Medistem.  Medistem represents and warrants to Licensee, as of the Effective Date, that:

(a)

Medistem is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(b)

Medistem has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof and is free to enter into this Agreement;

(c)

by entering into this Agreement, Medistem will not violate any other agreement to which it is a party;

(d)

Medistem has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(e)

no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Medistem for any commission, fee or other compensation as a finder or broker because of any act or omission by Medistem or any of its agents;

(f)

Medistem is the owner of, or has exclusive rights to, all of the Intellectual Property in existence on the Effective Date, and has the exclusive right to grant the licenses granted under this Agreement;

(g)

to the best of Medistem’s knowledge, without investigation, Medistem has exclusive rights to all of the Know-how in existence on the Effective Date and the exclusive right to grant licenses with respect thereto;

(h)

to the best of Medistem’s knowledge, without investigation, Licensee’s use of the Product in the Field, in accordance with the terms of this Agreement, does not infringe upon or conflict with any patent or other proprietary rights in the Territory of any Third Party; and

(i)

Medistem has not entered into any agreement with any Third Party that is in conflict with the rights granted to Licensee pursuant to this Agreement.

2.2

Representations and Warranties of Licensee.  Licensee represents and warrants to Medistem, as of the Effective Date, that:

(a)

Licensee a natural person with full legal capacity to enter into this binding Agreement and to carry out the provisions hereof;

(b)

Licensee is free to enter into this Agreement;

(c)

by entering into this Agreement, Licensee will not violate: (i) any law, regulation or order of any Regulatory Authority, government agency or court, or (ii) any other agreement to which it is a party;

(d)

no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Licensee for any commission, fee or other compensation as a finder or broker because of any act or omission by Licensee or any of its agents;

(e)

Licensee has the facilities, personnel and experience sufficient in quantity and quality to perform its obligations under this Agreement or will have such resources within a reasonable period of time following the Effective Date;

(f)

Licensee has all necessary approvals, licenses and permits with Regulatory Authorities and other government agencies as are required to perform its obligations under this Agreement and will maintain such approvals, licenses and permits during the Term of this Agreement;

(g)

All of the personnel assigned to perform such obligations shall be qualified and properly trained and shall do so in accordance with applicable law; and

(h)

Licensee shall perform such obligations in a manner commensurate with professional standards generally applicable in its industry.

3.

ROGRAM.

3.1

Generally.  Licensee shall use all commercially reasonable efforts diligently to develop and commercialize the Product in the Territory, in such order of priority as Licensee reasonably shall deem appropriate.  In connection therewith, Licensee shall dedicate such resources to the development and commercialization of the Product consistent, at a minimum, with the resources that Licensee dedicated to stem cell related activities of a similar nature to those involving the Product that were engaged in by Licensee and Licensee’s Affiliates prior to entering into this Agreement.

3.2

Specific Licensee Responsibilities.  As part of the Program, Licensee shall:

(a)

Conduct or cause to be conducted, manage, and oversee growth and development of the Product for use in clinical applications, studies, and for subsequent marketing;

(b)

Market clinical treatment services relating to the Product and generate a minimum of $20,000 of monthly revenues from stem-cell related patient treatment activities involving the Product and under this Agreement;

(c)

Make, effect and pursue, on behalf of Medistem, all filings and other actions with and before Regulatory Authorities as requested by Medistem to develop or enhance Medistem’s Intellectual Property and/or to pursue and perfect INDs arising from or relating to the subject matter of this Agreement;

(d)

Use all commercially reasonable efforts and proceed diligently to perform such obligations, including, without limitation, by using personnel with sufficient skills and experience, together with sufficient equipment and facilities;

(e)

Make a good faith effort to accept patient applications for stem cell related treatment using the Product, and to treat all such applicants that conform to established medical protocols as mutually agreed between both Parties;

(f)

Conduct the Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations of any Regulatory Authority or government agency, and all other requirements of any applicable current good clinical practice, current good laboratory practice and current good manufacturing practice to attempt to achieve the objectives of the Program efficiently and expeditiously;

(g)

Maintain existing facilities and equipment in an acceptable and professional manner and be responsible for expenditures necessary to maintain such facilities and equipment;

(h)

Provide, hire, train, supervise, ensure the licensure of and compensate all professional and support staff as required for Licensee to perform its obligations and conduct the activities contemplated under this Agreement;

(i)

Within 30 days after the end of each six-month period during the term of the Program and within 30 days following the expiration or termination of the Program, furnish, at Medistem’s request, reasonably detailed, written reports on all activities conducted by Licensee under the Program during such six-month period or the term of the Program, as the case may be;

(j)

Comply with all reporting, accounting, bookkeeping and record keeping and retention policies and procedures established by Medistem as reasonably required in order to manage, conduct, record and account for the operations of Licensee under this Agreement, and maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with the Program in the form required under all applicable laws and regulations;

(k)

Maintain all necessary approvals, licenses and permits with Regulatory Authorities and other government agencies as are required to perform its obligations under this Agreement in accordance with Section 3.4;

(l)

Allow representatives of Medistem, upon reasonable notice and during normal business hours, to visit Licensee’s facilities where the Program is being conducted, and consult informally, during such visits and by telephone, with Licensee’s personnel performing work on the Program; and

(m)

It being understood by the Parties that all Intellectual Property relating to the Product, including any and all Inventions as may arise from, out of, as a result of or in any way in connection with the Program, is and shall always be and remain the sole property of Medistem, Licensee agrees to perform all of its obligations and agreements contained in Section 7, “Ownership; Patents,” of this Agreement.

3.3

Medistem Activities.  In support of the Program, Medistem shall:

(a)

promptly after the Effective Date, provide to Licensee copies of all (or relevant portions of) Know-how, trade secrets, Intellectual Property, and such other related information relating to the development and commercialization of the Product, in Medistem’s possession and control;

(b)

make available to Licensee reasonable management oversight with respect to the Program and the commercialization of the Product;

(c)

supply Licensee with Product for the activities contemplated under this Agreement in such quantities and upon such delivery schedules as Licensee may reasonably request, provided that Medistem shall not be required to deliver any minimum amount of Product or meet Licensee’s requested delivery schedule, and provided further that Medistem shall not be liable to Licensee for any failure or inability to deliver Product in the quantities or upon the delivery schedules requested by Licensee;

(d)

manage certain functions with respect to the conduct of Licensee’s activities under this Agreement, including: application intake and processing; patient booking; support for marketing the services of Licensee under the Program; patient billing; revenue and cash management and treasury functions with respect to patient billings and revenue-sharing arrangements; accounting and bookkeeping; travel arrangements, coordination and booking; training of licensee’s personnel in the use of equipment and operational procedures; consulting services relating to the conduct of all aspects of the Program; and any other duties specifically agreed to by Licensee and Medistem; provided that such agreement is documented in a writing duly executed by both Parties;

(e)

have the right, in its sole discretion, if it determines that leasehold improvements, facility improvements, or additional laboratory or medical equipment are desired to further the cause of this License Agreement, to provide or facilitate financing for such facilities or equipment, or to provide directly such laboratory or medical equipment, provided that all personal property and equipment acquired under this provision shall be the sole property of Medistem; and

(f)

have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records and all such records and the data therein and any and all Inventions contained or embodied therein, are and shall be the sole property of Medistem.  Medistem shall maintain such records and information contained therein in confidence in accordance with Section 8 and shall not use such records or information except to the extent otherwise permitted by this Agreement.

3.4

Implementation of the Program.  Licensee and Medistem shall cooperate in good faith and use their commercially reasonable best efforts to commence the Program on or about January 2, 2007; provided that the actual commencement date of the Program in general or specific aspects of the Program shall be subject to implementation at such time or times as the Parties may mutually agree upon in good faith.

3.5

Regulatory Matters.

(a)

As provided in Sections 2.3(b) and 3.2(k), Licensee is responsible for obtaining and maintaining all necessary approvals, licenses and permits with Regulatory Authorities and other government agencies as are required to perform its obligations under this Agreement, and shall maintain such approvals, licenses and permits during the Term of this Agreement.

(b)

In the event that new approvals, licenses and permits are needed from any Regulatory Authority or other government agency to perform Licensee’s obligations under this Agreement, whether as a result of new legislation or otherwise, Licensee is responsible for obtaining and maintaining such licenses or approvals.

(c)

In order to assist Licensee in the performance of its obligations under this Section 3.4, Medistem shall provide Licensee or its designee(s) with complete copies (or copies of relevant portions) of, and shall grant Licensee or its designee(s) the right to cross-reference, all of Medistem’s registrations or other regulatory filings made or held in any country for the Product and shall do all such further acts, as promptly as possible after Licensee’s request therefor, that may reasonably be necessary or appropriate in furtherance of Licensee’s obligations under this Section 3.4.

(d)

Licensee shall provide Medistem with complete copies of, and shall keep Medistem informed as to the status of, all regulatory filings made pursuant to this Section 3.4.

3.6

Liability.  Licensee shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent or willful acts or omissions, during the term of the Program, of Licensee or its Affiliates, and their respective directors, officers, employees and agents.  Medistem shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent or willful acts or omissions, during the term of the Program, of Medistem and its directors, officers and employees.

3.7

Termination.  In the event that Medistem believes that Licensee has not made reasonably sufficient progress in the development and commercialization of the Product in the Territory in a manner consistent with its obligations under Section 3.1, Medistem may terminate this Agreement in its entirety pursuant to Section 10.2.

3.8

Warrants for the Program in the Territory.  In consideration for Licensee’s activities in connection with the Program, Medistem shall grant to Dr. Frank Morales, a Common Stock Purchase Warrant to acquire an aggregate of 700,000 shares of Medistem’s common stock at an exercise price equal to the closing price of Medistem’s common stock on the OTC Bulletin Board on the Effective Date.  Such Warrant shall vest and become exercisable for one-third of the shares of common stock on each of the first, second, and third anniversaries of the Effective Date.  The form of Warrant is attached as Exhibit A to this Agreement.

3.9

Assistance with Additional Programs; Additional Warrants.  Licensee, in Licensee’s discretion, shall assist Medistem in connection with opening additional clinics in other locations for the purpose of developing and commercializing the Product in such locations (“Additional Programs”).  Licensee and Medistem shall mutually agreed upon the terms and conditions of Licensee’s assistance to Medistem in connection with each such Additional Program.  Upon the successful commencement of revenue generating operations at each Additional Program for which Licensee and/or Dr. Frank Morales has provided assistance, Medistem shall issue to Dr. Frank Morales, a Warrant for an additional 150,000 shares of Medistem common stock at an exercise price equal to the closing price of Medistem’s common stock on the OTC Bulletin Board on the date of grant.  The form of such Warrant shall be substantially the same as Exhibit A attached to this Agreement, except that such Warrant shall be fully vested and exercisable for all 150,000 shares as of the date of grant.

4.

GRANT OF RIGHTS; MARKETING.

4.1

Development License.  Medistem hereby grants to Licensee, during the term of this Agreement, a non-exclusive, non-transferable license, under the Licensed Technology, to perform the activities described herein.

4.2

Commercialization License.  Medistem hereby grants to Licensee a non-exclusive, non-transferable license throughout the Territory, under the Licensed Technology, to develop, use, manufacture, register, market, and sell Products in the Field.  With respect to any Patents that may issue in Mexico during the term of this Agreement, a statement referencing the license granted to Licensee pursuant to this Section 4.2 shall be registered with the Mexican Patent Office (or similar authority) at Licensee’s cost, as soon as is practically possible after the issuance of the respective Patents.

4.3

Sublicensing.  Licensee shall not be permitted to sublicense the rights granted to Licensee pursuant to this Agreement without the express, specific, prior written approval Medistem, which approval shall be in Medistem’s sole and absolute discretion.

4.4

Marketing Obligations, Rights.  Licensee shall use all commercially reasonable efforts to market the Product in the Territory.

4.5

Trademarks.  Licensee shall market the Product throughout the Territory under a trademark or trademarks (collectively, the “Trademark”) selected by Medistem.  Medistem shall own all right, title and interest in and to such Trademark.

5.

FEES.

5.1

Fees.  As consideration to Medistem for the license, the provision of stem cells, the funding of additional equipment and facilities, the management of key processes, and the other rights granted to Licensee under this Agreement, Licensee shall pay to Medistem or its assignee royalty payments equal to 90% of all of Licensee’s monthly Net Revenues in excess of $20,000.

5.2

Mode of Payment.  Medistem will manage and control treasury functions with respect to patient billing in connection with the Program.  Medistem will maintain a separate bank account for purposes of isolating revenues generated under this arrangement.  Revenues will be distributed to Medistem and Licensee on a monthly basis within 10 days of the receipt of reports outlined in Section 6.1 below.  All payments shall be made in U.S. Dollars.

6.

REPORTS.

6.1

Reports.  During the term of this Agreement, Licensee shall furnish to Medistem, within 5 days after the end of each month, written reports containing detailed information regarding each and all patient treatments and aggregate monthly data reflecting revenues earned and unearned. Formats for such reports shall be in conformity with such templates and data collection protocols as may, from time-to-time be provided by Medistem. Such reports and the information therein shall be supported by the Licensee’s medical and financial records.

6.2

Records Retention.  Licensee and its Affiliates shall keep complete and accurate records, including detailed financial records, pertaining to the activities of Licensee relating to the Program and the commercial use of the Product and the Licensed Technology, for a period of three calendar years after the year in which such activities and financial transactions occurred, and in sufficient detail to permit Medistem to confirm the accuracy of the aggregate fee calculations hereunder.

6.3

Audit Request.  During the term of this Agreement and for a period of two (2) years thereafter, at the request of Medistem, Licensee and its Affiliates shall permit an independent, certified public accountant appointed by Medistem and reasonably acceptable to Licensee, at reasonable times and upon reasonable notice, to examine such records as may be necessary to: (i) determine the correctness of any report or payment made under this Agreement; or (ii) obtain information as to the aggregate fees payable for any calendar quarter in the case of Licensee’s failure to report or pay pursuant to this Agreement.  Said accountant shall not disclose to Medistem any information other than information relating to said reports, fees, and payments.  Results of any such examination shall be made available to both Parties.

6.4

Cost of Audit.  Medistem shall bear the full cost of the performance of any audit requested by Medistem except as hereinafter set forth.  If, as a result of any inspection of the books and records of Licensee or its Affiliates, it is shown that Licensee’s payments under this Agreement were less than the amount which should have been paid, then Licensee shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within 30 days after Medistem’s demand therefor.  Furthermore, if the payments made were less than 95% of the amount that should have been paid during the period in question, Licensee shall also reimburse Medistem for the reasonable costs of such audit.

6.5

Taxes.  In the event that Licensee is required to withhold and pay any tax to the local, state or federal tax or revenue authorities having jurisdiction over the Territory regarding any payment to Medistem due to the laws of such jurisdiction, such amount shall be deducted from the payment to be made by Licensee.  Licensee shall promptly notify Medistem of such withholding and, within a reasonable amount of time after making such deduction, furnish Medistem with copies of any tax certificate or other documentation evidencing such withholding.  Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

7.

OWNERSHIP; PATENTS.

7.1

Ownership.

(a)

Medistem shall retain all right, title and interest in and to all Patents, Know-how (including, without limitation, Inventions and trade secrets), and other Intellectual Property, regardless of which Party develops, prepares and prosecutes the applications associated therewith, or maintains the patents, copyrights or other Intellectual Property rights related thereto, subject to the license granted to Licensee pursuant to Section 4.2.

(b)

Rights to Inventions made solely by employees of Medistem shall belong to Medistem.

(c)

Rights to Inventions made solely by employees of Licensee shall belong to Medistem.

(d)

Rights to Inventions which were made jointly by employees of Medistem and employees of Licensee shall belong to Medistem.  Such joint Inventions shall be subject to the Field and territorial restrictions of this Agreement with respect to manufacture, use and sale of such Inventions.

7.2

Patent Maintenance.

(a)

Medistem shall have full responsibility for, and shall control the preparation and prosecution of, all patent applications and the maintenance of all patents relating to the Licensed Technology (including the Patents) throughout the Territory.  In connection therewith, Medistem shall consult with Licensee in order to assure that all future filings with respect to the Patents are made in a timely manner and identify the relevant countries in the Territory, to the extent that Medistem can do so.  Medistem shall pay all costs and expenses of filing, prosecuting and maintaining the Patents and the patents covering Inventions owned by Medistem in the Territory.

(b)

Medistem shall select qualified independent patent counsel to file and prosecute all patent applications pursuant to Section 7.2(a).  Medistem shall provide copies to Licensee of any filings made to, and written communications received from, any patent office relating, in whole or in part, to the Licensed Claims.

(c)

Each Party agrees promptly to provide to the other Party a complete written disclosure of any Invention made by such Party.  Medistem shall determine whether any Invention is patentable and whether filing a patent application is economically justifiable, and if so, shall proceed with the preparation and prosecution of a patent application covering any such Invention.

(d)

Each Party agrees to cooperate with the other Party to execute all lawful papers and instruments, to make all rightful oaths and declarations and to provide consultation and assistance as may be necessary in the preparation, prosecution, maintenance and enforcement of all such patents and patent applications.

7.3

Patent Enforcement.

(a)

If either Party learns of an infringement, unauthorized use, misappropriation or ownership claim or threatened infringement or other such claim (any of the foregoing, an “infringement”) by a Third Party with respect to any Licensed Technology within the Territory, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement.

(b)

Medistem shall have the first right, but not the duty, to institute patent infringement actions against Third Parties based on any Licensed Technology in the Territory.  If Medistem (or its designee) does not secure actual cessation of such infringement or institute an infringement proceeding against an offending Third Party within 180 days of learning of such infringement, Licensee shall have the right, but not the duty, to institute such an action with respect to any infringement by such Third Party.  The costs and expenses of any such action (including fees of attorneys and other professionals) shall be borne by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing.  Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including, without limitation, consenting to being named as a nominal party thereto).  Any award paid by Third Parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse both Parties for all costs and expenses incurred by the Parties with respect to such action on a pro rata basis and, if after such reimbursement any funds shall remain from such award, they shall be allocated as follows: (i) if Medistem has instituted and maintained such action alone, Medistem shall be entitled to retain such remaining funds; (ii) if Licensee has instituted and maintained such action alone, Licensee shall be entitled to retain such remaining funds, but shall pay Medistem a royalty thereon as if such remaining funds constituted Net Revenues; or (iii) if the Parties have cooperated in instituting and maintaining such action, the Parties shall allocate such remaining funds between themselves in the same proportion as they have agreed to bear the expenses of instituting and maintaining such action.

7.4

Infringement Action by Third Parties.

(a)

In the event of the institution or threatened institution of any suit by a Third Party against Licensee for patent infringement involving the sale, distribution or marketing of the Product in the Territory where such infringement claim is a result of the use of the Licensed Technology, Licensee shall promptly notify Medistem in writing of such suit.  Unless otherwise covered by Section 9.3, Licensee shall have the right to defend such suit at its own expense and shall be responsible for all damages incurred as a result thereof.  Medistem hereby agrees to assist and cooperate with Licensee, at Licensee’s reasonable request and expense, in the defense of such suit (including, without limitation, consenting to being named as a nominal party thereto).  During the pendency of such action and thereafter, Licensee shall continue to make all payments due under this Agreement.

(b)

Any award from such Third Party that arises as a result of such action described in Section 7.4(a) (whether by way of judgment, award, decree, settlement or otherwise) shall be allocated as follows: (i) if Licensee finally prevails, such award shall be applied first to reimburse Licensee for all costs and expenses incurred by it with respect to such action and, if after such reimbursement any funds shall remain from such award, Licensee shall be entitled to retain such excess funds but shall pay Medistem a royalty thereon as if such excess funds constituted Net Revenues; (ii) if Medistem indemnifies Licensee with respect to any such action and finally prevails, Medistem shall be entitled to retain such award; or (iii) if the Parties cooperate in the defense of any such action, the expenses of such defense shall be borne by the Parties in such proportions as they may agree in writing, and the Parties shall allocate  between themselves any part of such award remaining after the reimbursement of such expenses, in the same proportion as they have agreed to bear the expenses of such defense.

8.

PUBLICATION; CONFIDENTIALITY.

8.1

Notification.  Both Parties recognize that each may wish to publish the results of their work relating to the subject matter of this Agreement.  However, both Parties also recognize the importance of acquiring patent protection.  Consequently, subject to any applicable laws or regulations obligating either Party to do otherwise, any proposed publication by either Party shall comply with this Section 8.1.  At least 30 days before a manuscript is to be submitted to a publisher, the publishing Party will provide the other party with a copy of the manuscript (or an English translation thereof).  If the publishing Party wishes to make an oral presentation, it will provide the other party with a copy of the abstract (if one is submitted) at least 30 days before it is to be submitted.  The publishing Party will also provide to the other party a copy of the text of the presentation, including all slides, posters, and any other visual aids, at least 30 days before the presentation is made.

8.2

Review.  The non-disclosing party will review the manuscript, abstract, text or any other material provided under Section 8.1 to determine whether patentable subject matter is disclosed.  The non-disclosing party will notify the publishing Party within 30 days of receipt of the proposed publication if the non-disclosing party, in good faith, determines that patentable subject matter is or may be disclosed, or if the non-disclosing party, in good faith, believes Confidential Information is or may be disclosed.  If it is determined by the non-disclosing party that patent applications should be filed, the publishing Party shall delay its publication or presentation for a period not to exceed 90 days from the non-disclosing party’s receipt of the proposed publication or presentation to allow time for the filing of patent applications covering patentable subject matter.  In the event that the delay needed to complete the filing of any necessary patent application will exceed the 90-day period, the non-disclosing party will discuss the need for obtaining an extension of the publication delay beyond the 90-day period.  If it is determined in good faith by the non-disclosing party that Confidential Information or proprietary information is being disclosed, the Parties will consult in good faith to arrive at an agreement on mutually acceptable modifications to the proposed publication or presentation to avoid such disclosure.

8.3

Exclusions.  Nothing in Sections 8.1 and 8.2 shall prevent either Party: (i) in connection with efforts to secure financing at any time during the term of this Agreement, from issuing statements as to achievements made, and the status of the work being done by the Parties, under this Agreement, so long as such statements do not jeopardize the ability to obtain patent protection on Inventions or disclose non-public technical or scientific Confidential Information; or (ii) from issuing statements that such Party determines to be necessary to comply with applicable law (including the disclosure requirements of the U.S. Securities and Exchange Commission, Nasdaq or any other stock exchange on which securities issued by such Party are traded); provided, however, that, to the extent practicable under the circumstances, such Party shall provide the other Party with a copy of the proposed text of such statements sufficiently in advance of the scheduled release thereof to afford such other Party a reasonable opportunity to review and comment upon the proposed text.  In addition, the provisions of Sections 8.1 and 8.2 shall not apply to Inventions solely owned by Licensee.

8.4

Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the term of this Agreement and for five years thereafter, the receiving Party, its Affiliates, its licensees and its sublicensees shall, and shall ensure that their respective employees, officers and directors shall, keep completely confidential and not publish or otherwise disclose and not use for any purpose any information furnished to it or them by the other Party, its Affiliates, its licensees or its sublicensees or developed under or in connection with this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such information: (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or (iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others  (all such information to which none of the foregoing exceptions applies, “Confidential Information”).

8.5

Exceptions to Obligation.  The restrictions contained in Section 8.4 shall not apply to Confidential Information that: (i) is submitted by the recipient to governmental authorities to facilitate the issuance of approval of any filings made with Regulatory Authorities for regulatory approval of the manufacture and sale of the Product in any territory, provided that reasonable measures shall be taken to assure confidential treatment of such information; (ii) is provided by the recipient to Third Parties under confidentiality provisions at least as stringent as those in this Agreement, for consulting, manufacturing development, manufacturing, external testing, marketing trials and, with respect to Licensee, to Third Parties who are development/marketing partners of Licensee with respect to any of the subject matter of this Agreement; or (iii) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction; provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information such Party will, except where impracticable for necessary disclosures (for example, to physicians conducting studies or to health authorities), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

8.6

Limitations on Use.  Each Party shall use, and cause each of its Affiliates, its licensees and its sublicensees to use, any Confidential Information obtained by such Party from the other Party, its Affiliates, its licensees or its sublicensees, pursuant to this Agreement or otherwise, solely in connection with the activities or transactions contemplated hereby.

8.7

Remedies.  Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other Party, its Affiliates, its licensees and/or its sublicensees from any violation or threatened violation of this Section 8.

9.

INDEMNIFICATION.

9.1

Indemnification by Licensee.  Except for items covered by Medistem’s indemnity in Section 9.2, Licensee shall indemnify, defend and hold harmless Medistem and its Affiliates, and their respective directors, officers, employees and agents, for, from, and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) arising out of or resulting from:

(a)

negligence, recklessness or wrongful intentional acts or omissions of Licensee, its Affiliates or its permitted sublicensees, if any, and their respective directors, officers, employees and agents, in connection with the work performed by Licensee under this Agreement and the Program;

(b)

any tort claims of personal injury (including death) or property damage relating to or arising out of any manufacture, use or sale of the Product by Licensee, its Affiliates, or its permitted sublicensees, if any, due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, Licensee, its Affiliates, or its permitted sublicensees and their respective directors, officers, employees and agents, except, in each case, to the comparative extent such claim arose out of or resulted from the negligence, recklessness or wrongful intentional acts or omissions of Medistem and its Affiliates, and their respective directors, officers, employees and agents; or

(c)

any breach, or any claim which if true would constitute a breach, of any representation or warranty made by Licensee under Section 2.

9.2

Indemnification by Medistem.  Medistem shall indemnify, defend and hold harmless Licensee, its Affiliates, or its permitted sublicensees, if any, and their respective directors, officers, employees and agents, for, from, and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) arising out of or resulting from:

(a)

negligence, recklessness or wrongful intentional acts or omissions of Medistem or its Affiliates, and their respective directors, officers, employees and agents, in connection with Medistem’s fulfillment of its obligations under Section 3;

(b)

any tort claims of personal injury (including death) or property damage relating to or arising due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, Medistem or its Affiliates, and their respective directors, officers, employees and agents, except, in each case, to the comparative extent such claim arose out of or resulted from the negligence, recklessness or wrongful intentional acts or omissions of Licensee, its Affiliates, or any permitted sublicensees, and their respective directors, officers, employees and agents; or

(c)

any breach, or any claim which if true would constitute a breach, of any representation or warranty made by Medistem under Section 2.

9.3

Notice of Indemnification.  In the event that any person (an “indemnitee”) entitled to indemnification under Section 9.1 or 9.2 is seeking such indemnification, such indemnitee shall inform the indemnifying Party of the claim as soon as reasonably practicable after such indemnitee receives notice of such claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any obligation on, or otherwise adversely affect, the indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim.

9.4

Complete Indemnification.  As the Parties intend complete indemnification, all costs and expenses incurred by an indemnitee in connection with enforcement of Sections 9.1 and 9.2 shall also be reimbursed by the indemnifying Party.

10.

TERM; TERMINATION.

10.1

Term.  This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Section 10, shall expire five years from the Effective Date (“Term”).

10.2

Termination for Cause.  Either Party (the “non-breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event the other Party (the “breaching Party”) shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for 30 days after written notice thereof was provided to the breaching party by the non-breaching party (or, if such default cannot be cured within such 30-day period, if the breaching party does not commence and diligently continue actions to cure such default during such 30-day period).  Any such termination shall become effective at the end of such 30-day period unless the breaching party has cured any such breach or default prior to the expiration of such 30-day period (or, if such default cannot be cured within such 30-day period, if the breaching party has commenced and diligently continued actions to cure such default).  The right of either Party to terminate this Agreement as provided in this Section 10.2 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

10.3

Effect of Expiration or Termination. Following the expiration of the term of this Agreement, (i) Licensee shall promptly transfer to Medistem copies of all data, reports, records and materials in Licensee’s possession or control that relate, whether exclusively or non-exclusively, to the Program and return to Medistem all relevant records and materials in Licensee’s possession or control and contain Confidential Information of Medistem (provided that Licensee may keep one copy of such Confidential Information of Medistem for archival purposes only); (ii) all licenses granted by Medistem to Licensee under Sections 4.1 and 4.2 shall terminate; (iii) Licensee shall transfer to Medistem ownership of all INDs, filings made with Regulatory Authorities for regulatory approval of the manufacture and sale of the Product in any territory,  regulatory approvals of such filings, and other regulatory filings made or filed for the Product if permitted by applicable laws and regulations; and (iv) all sublicenses granted by Licensee under this Agreement with respect to the Territory shall terminate.

10.4

Accrued Rights; Surviving Obligations.

(a)

Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration.  Such termination, relinquishment or expiration shall not (i) relieve Licensee from paying any unpaid royalties pursuant to Section 5 or (ii) relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

(b)

All of the Parties’ rights and obligations under this Agreement to be performed during the terms of this Agreement shall survive termination, relinquishment or expiration of this Agreement.

11.

FORCE MAJEURE.

11.1

Events of Force Majeure.  Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying.  For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; acts of war or terrorism; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers.  In such event Medistem or Licensee, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue.  The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and, except for Licensee’s payment obligations pursuant to Section 5, for the 30 days thereafter.  To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

12.

MISCELLANEOUS.

12.1

Relationship of Parties.  Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties.  No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

12.2

Assignment.  Neither Party shall be entitled to assign its rights hereunder without the express written consent of the other Party hereto, except that (a) Medistem may assign its rights and obligations hereunder to one or more of its Affiliates without the written consent of Licensee, and (b) each Party may assign its rights and transfer its duties hereunder to any assignee of all or substantially all of its business (or that portion thereof to which this Agreement relates) or in the event of such Party’s merger, consolidation or involvement in a similar transaction.  No assignment and transfer shall be valid or effective unless done in accordance with this Section 12.2 and unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement.

12.3

Books and Records.  Any books and records to be maintained under this Agreement by a Party or its Affiliates or its permitted sublicensees, if any, shall be maintained in accordance with generally accepted accounting principles, consistently applied.

12.4

Further Actions.  Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.5

Notice.

(a)

Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

(i)

In the case of Medistem, to:

2027 E Cedar St. #102

Tempe, Az. 85281

(ii)

In the case of Licensee, to:

Rio Valley Medical Clinic

c/o Dr. Frank Morales

Av. Bursatil #300 Ste 306, Tijuana BC Mexico

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof.  If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given.  If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service.  If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the United States or Mexican Postal Service, as the case may be.

(b)

All correspondence, notices and other communications of any kind whatsoever given between the Parties, including, without limitation, all data, information and reports relating to the Program and all regulatory filings, shall be promptly provided to the other Party in English, or as an English translation thereof, as the case may be.

12.6

Use of Name.  Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other Party (including, without limitation, the Trademark) for any purpose in connection with the performance of this Agreement.

12.7

Public Announcements.  Except as permitted by Section 8.3, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party, which shall not be unreasonably withheld, provided that it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s Confidential Information.

12.8

Waiver.  No waiver of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of the Party intending to waive such provision.  A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof.  All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

12.9

Compliance with Law.  Nothing in this Agreement shall be deemed to permit a Party to export, re-export or otherwise transfer any Product sold under this Agreement without compliance with applicable laws.

12.10

Severability.  When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

12.11

Amendment.  No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

12.12

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona without regard to conflicts of law principles; provided, however, that any arbitration proceeding conducted pursuant to Section 12.13 shall be governed by the American Arbitration Association.

12.13

Arbitration.

(a)

Except as expressly otherwise provided in this Agreement, any dispute arising out of or relating to any provisions of this Agreement shall be finally settled by arbitration to be held in Phoenix, Arizona, under the commercial arbitration rules of the America Arbitration Association.  Such arbitration shall be conducted by three arbitrators appointed according to said rules and in the English language.  The Parties shall instruct such arbitrators to render a determination of any such dispute within four months after their appointment.

(b)

Any award rendered by the arbitrator shall be final and binding upon the Parties.  Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.  Each Party shall pay its own expenses of arbitration, and the expenses of the arbitrators shall be equally shared unless the arbitrators assess as part of their award all or any part of the arbitration expenses of one Party (including reasonable attorneys’ fees) against the other Party.

(c)

This Section 12.13 shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

12.14

Entire Agreement.  This Agreement and the Warrant executed in connection herewith, together with the schedules and exhibits to any of the foregoing, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or therein, or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

12.15

Parties in Interest.  All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

12.16

Descriptive Headings.  The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.17

Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.  Signatures may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

* * *

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

MEDISTEM

By:  /s/ Neil H. Riordan, Ph.D

Name: Neil H. Riordan, Ph.D

Title:   Chief Executive Officer

LICENSEE

By:  /s/ Dr. Frank Morales

Name: Dr. Frank Morales

Title:  Owner

EXHIBIT A

COMMON STOCK PURCHASE WARRANT

NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (ii) IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH A PROPOSED SALE OR TRANSFER.

COMMON STOCK

PURCHASE WARRANT

For the Purchase of Shares of

Common Stock of

MEDISTEM LABORATORIES, INC.

(Par Value $0.0001 Per Share)

(Incorporated under the Laws of the State of Nevada)

VOID AFTER 5:00 P.M. MST ON January 2, 2017

Date of Original Issuance:  January 2, 2007

This is to certify that, for value received, Dr. Frank Morales or permitted assigns (the "Warrantholder"), is entitled, subject to the terms and conditions hereinafter set forth, to purchase shares of common stock, par value $0.0001 per share (the "Common Stock"), of Medistem Laboratories, Inc., a Nevada corporation (the "Company"), for the Warrant Price (as defined in Section 2), and to receive a certificate or certificates for the shares of Common Stock so purchased.  This Warrant is being issued in connection with and pursuant to the terms of that certain License Agreement dated January 2, 2007 by and between the Warrantholder and the Company.

Terms And Exercise Of Warrant.

Vesting of Warrant Shares.  Warrant Shares (as defined below) that have vested may be acquired in accordance with the terms of this Warrant until the Termination Date (as defined below).  The time at which the Warrant Shares vest and the Warrantholder may thereafter exercise this Warrant with respect to such Warrant Shares (each, a "Vesting Date") shall be as follows:

Number of Warrants
Vesting Date	Vested and Exercisable
January 2, 2008	233,333
January 2, 2009	233,333
January 2, 2010	233,334
Total	700,000

Exercise Period.  Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time and from time to time during the Exercise Period (as defined below), to exercise this Warrant for any or all Warrant Shares that have vested and to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock that the Warrantholder may at the time be entitled to purchase pursuant to this Warrant.  The 700,000 shares of Common Stock subject to this Warrant and any other securities that the Company may be required by the operation of Section 3 to issue upon the exercise hereof are referred to herein as the "Warrant Shares."  The "Exercise Period" shall mean the period commencing on the Vesting Date for such Warrant Shares and ending at 5:00 P.M., Mountain Standard Time, on January 2, 2017 (the "Termination Date"), or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day.  If this Warrant is not exercised on or prior to the Termination Date, this Warrant shall become void and all rights of the Warrantholder hereunder shall cease.

Method of Exercise.  The Warrantholder may exercise this Warrant by surrender of this Warrant to the Company at its principal office (or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company or such other address as the Warrantholder may designate in writing), together with the form of Election to Purchase included as Exhibit A hereto, duly completed and signed, and upon payment to the Company of the Warrant Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Warrant Price"), together with all taxes applicable upon such exercise.  Payment of the Aggregate Warrant Price shall be made in cash or by certified check or cashier's check, payable to the order of the Company.

Partial Exercise.  At the election of the Warrantholder, this Warrant shall be exercisable in whole or in part at any time, and from time to time, during the Exercise Period for Warrant Shares that have vested pursuant to Section 1(a) hereof.

Net Issue Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value (as defined in Section 4) of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), then in lieu of exercising this Warrant for cash, the Warrantholder may elect to receive a number of Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Election to Purchase and notice of such election, in which event the Company shall issue to the Warrantholder the number of Warrant Shares computed using the following formula:

X = Y (A-B)

   A

Where

X=

the number of Warrant Shares to be issued to the Warrantholder

Y=

the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=

the fair market value of one share of Common Stock (at the date of such calculation)

B=

the Warrant Price (as adjusted to the date of such calculation)

Share Issuance Upon Exercise.  Upon the exercise and surrender of this Warrant certificate and payment of the Aggregate Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to the Warrantholder, in such name or names as the Warrantholder may designate in writing, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 4 hereof, with respect to any fractional Warrant Shares otherwise issuable upon such surrender and, if applicable, the Company shall issue and deliver a new Warrant to the Warrantholder for the number of Warrant Shares not so exercised.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Warrant Shares as of the close of business on the date of the surrender of the Warrant and payment of the Aggregate Warrant Price, notwithstanding that the certificates representing such Warrant Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

Warrant Price.  The price per share at which Warrant Shares shall be purchasable upon the exercise of this Warrant shall be $0.12 per share, subject to adjustment pursuant to Section 3 hereof (originally and as adjusted, the "Warrant Price").

Adjustment of Number of Warrant Shares and Warrant Price.  The Company agrees to reserve and shall keep reserved for issuance the number of shares of Common Stock issuable upon exercise of this Warrant.  The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

In case the Company shall (1) pay a dividend or make a distribution in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, (3) combine its outstanding Common Stock into a smaller number of shares, or (4) issue by reclassification of its Common Stock any shares of capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value), the number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Price in effect immediately prior thereto shall be adjusted as follows:

The number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such adjustment, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such adjustment; and

The Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares as so adjusted.

An adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date in the case of a dividend or distribution (provided, however, that such adjustments shall be reversed if such dividends or distributions are not actually paid) and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.  If, as a result of an adjustment made pursuant to this Section 3(a), the Warrantholder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be evidenced by a resolution) shall determine the allocation of the adjusted Warrant Price between or among the shares of such classes of capital stock.

In case of any reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation wherein the Company is not the surviving entity, or in case of any sale of all, or substantially all, of the property, assets, business and goodwill of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall provide, by a written instrument delivered to the Warrantholder, that the Warrantholder shall thereafter be entitled, upon exercise of this Warrant, to the kind and amount of shares of stock or other equity securities, or other property or assets which would have been receivable by such Warrantholder upon such reclassification, consolidation, merger or sale, if this Warrant had been exercised immediately prior thereto.  Such corporation, which thereafter shall be deemed to be the "Company" for purposes of this Warrant, shall provide in such written instrument for adjustments to the Warrant Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.

No adjustment in the number of securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in the number of securities (calculated to the nearest full share or unit thereof) then purchasable upon the exercise of this Warrant; provided, however, that any adjustment which by reason of this Section 3(c) is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

For the purpose of this Section 3, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock of the Company as of the date of issuance of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Warrantholder shall become entitled to purchase any shares of the Company's capital stock other than Common Stock, thereafter the number of such other shares so purchasable upon the exercise of this Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 3.

Whenever the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the Company's chief financial officer setting forth the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant, the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

Irrespective of any adjustments in the Exercise Price or the number or kind of securities purchasable upon the exercise of this Warrant, any previously issued Warrant certificates or any Warrant certificates issued after such adjustments may continue to express the Exercise Price or number or kind of securities stated in this Warrant prior to such adjustments.

Fractional Interest.  The Company shall not be required to issue fractional shares upon exercise of this Warrant, but shall pay an amount in cash equal to “fair market value” of a share of the Company’s Common Stock, as defined in the next sentence, multiplied by such fraction.  For purposes of this Warrant, the “fair market value” of a share shall be equal to (a) the closing price of the Company's Common Stock on a national securities exchange, the Nasdaq National Market or other trading market that is at the time the principal trading exchange or market for the Common Stock based upon share volume, on the most recent day preceding the date of the surrender of this Warrant pursuant to Section 1(c) hereof on which trading occurred, or (b) if there is no public market, cash equal to the then fair market value of the shares as reasonably determined by the Board of Directors of the Company, in its sole discretion.

Transfer Prohibition.  Neither this Warrant nor any rights hereunder may be sold, exchanged, conveyed, assigned, given, pledged, hypothecated or otherwise transferred by the Warrantholder to any person or entity other than a person or entity directly or indirectly controlled by, in control of, or under common control with the Warrantholder.  If, at the time of the surrender of this Warrant in connection with any permitted transfer of this Warrant, the transfer of this Warrant has not been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, (i) that the Warrantholder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance, and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

No Rights As Shareholder; Notices To Warrantholder.  Prior to the exercise of this Warrant pursuant to the terms hereof, nothing contained in this Warrant shall be construed as conferring upon the Warrantholder any rights as a shareholder of the Company, either at law or in equity, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or for any other matter.

Notices.  Any notice given pursuant to this Warrant by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given upon (a) personal delivery, (b) transmitter's confirmation of the receipt of a facsimile transmission, or (c) confirmed delivery by a standard overnight carrier.  Such notices shall be delivered (i) if to the Company, at its principal corporate offices, and (ii) if to Warrantholder, to such person's address as it appears in the warrant ledger of the Company.  Each party hereto may, from time to time, change the address to which notices to it are to be transmitted, delivered or sent hereunder by notice in accordance herewith to the other party.

1.

Investment Representation.  The Warrantholder hereby represents to the Company that he is acquiring this Warrant and will acquire the Warrant Shares for his own account, as principal, for investment only and not with a view to or the intent to participate in, directly or indirectly, the resale, assignment, public sale, distribution or fractionalization of all or any part of this Warrant or the Warrant Shares.  Further, the Warrantholder shall furnish the Company an investment letter or other representation document, in form and substance satisfactory to the Company, prior to the issuance of any Warrant Shares or other securities issuable upon the exercise hereof, to the effect that such securities, and any additional securities of the Company for which such securities may be exercised or exchanged or into which they may ultimately be converted, if not registered pursuant to applicable state and federal securities laws, will be acquired for investment and not with a view to the sale or distribution thereof.  The Warrantholder hereby further represents that he has been provided with, or given reasonable access to, full and fair disclosure of all material information regarding the Company, this Warrant, and the Common Stock.

2.  General Provisions.

Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company shall make and deliver to the Warrantholder a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Warrantholder.

Successors.  All covenants and provisions of this Warrant shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

Choice of Law.  This Warrant and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada, including all matters of construction, validity, performance, and enforcement, and without giving effect to the principles of any Nevada, or other conflict-of-law provisions to the contrary.

Entire Agreement.  Except as provided herein, this Warrant, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and all other oral, written, or other communications between them concerning the subject matter of this Warrant.

Severability.  If any provision of this Warrant is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Warrant.

Captions.  The captions in this Warrant are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Warrant or the relationship of the parties, and shall not affect this Warrant or the construction of any provisions herein.

[Signature page follows.]

IN WITNESS WHEREOF, the Company caused this Warrant to be duly executed as of the date first above written.

MEDISTEM LABORATORIES, INC., a Nevada corporation

By:  /s/ Neil H. Riordan, Ph.D

Its:   Chief Executive Officer

The Warrantholder hereby agrees to and accepts the terms and conditions of this Warrant this 2nd  day of January, 2007.

By: /s/ Dr. Frank Morales

Dr. Frank Morales

EXHIBIT A

ELECTION TO PURCHASE

Medistem Laboratories, Inc.

2027 East Cedar Street

Suite 102

Tempe, Arizona  85281

The undersigned hereby irrevocably elects to exercise the right of purchase set forth in the attached Warrant to purchase thereunder ____________________ shares of the Common Stock (the "Warrant Shares") provided for therein.  Please issue a certificate or certificates representing the Warrant Shares be issued in the name of:

___________________________________________________

___________________________________________________

___________________________________________________

(Please Print Name, Address and SSN or EIN of Shareholder above)

Dated:______________

Name of Warrantholder or Assignee: ____________________________

                                                                                (Please Print)

Signature: ________________________________________________

(Signature must conform in all respects to name of

holder as specified on the face of the Warrant.)

Address:  ________________________________________________

Aggregate Warrant Price Paid: $__________________

Method of payment: _______________________________________

                                                                (Please Print)

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

__________________________________________________________

(Print Name)

                  _______                      ___________________________

(Date)                                                (Signature)

Medallion Signature Guarantee (required if an assignment

of Warrant Shares is made.)